EXHIBIT 32.1
                                  ------------

                           SECTION 1350 CERTIFICATION
                           OF CHIEF EXECUTIVE OFFICER

                           CONSTELLATION BRANDS, INC.
               FORM 10-Q FOR FISCAL QUARTER ENDED AUGUST 31, 2003


In connection with the Constellation Brands, Inc. Quarterly Report on Form 10-Q for the Fiscal Quarter Ended August 31, 2003, I, Richard Sands, certify that, to the best of my knowledge:

1. The quarterly report on Form 10-Q for the Fiscal Quarter Ended August 31, 2003 of Constellation Brands, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2. The information contained in the periodic report on Form 10-Q for the Fiscal Quarter Ended August 31, 2003 of Constellation Brands, Inc. fairly presents, in all material respects, the financial condition and results of operations of Constellation Brands, Inc.


Dated:  October 15, 2003                    /s/ Richard Sands
                                            ----------------------------
                                            Richard Sands,
                                            Chairman of the Board and
                                            Chief Executive Officer

A signed original of this written statement required by 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Constellation Brands, Inc., and will be retained by Constellation Brands, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

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